Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio


Sub-Item 77E (Legal Opinion on Prospectus & SAI)

Registrant incorporates by reference Registrant's 497 Supplement dated May 5, 2006 filed on May 5, 2006.
(Accession No. 0000930413-06-003554)